Exhibit (g)(iii)

                             HENDERSON GLOBAL FUNDS
                      737 NORTH MICHIGAN AVENUE, SUITE 1950
                             CHICAGO, ILLINOIS 60611

April 30, 2004

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Ladies and Gentlemen:

         Reference is made to the Custodian Agreement between us dated August 31, 2001 (the "Agreement").

         Pursuant to Section 18 of the Agreement, this letter is to provide notice of the creation of an additional portfolio of Henderson Global Funds (the "Trust"), namely the Henderson U.S. Core Growth Fund (the "New Fund").

         We request that you act as Custodian under the Agreement with respect to the New Fund.

         Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records.

Very truly yours,

Henderson Global Funds

By:    /s/ Scott E. Volk
       Name:  Scott E. Volk
       Title: Vice President

Accepted:

State Street Bank and Trust Company

By:    /s/ Joseph L. Hooley
       Name: Joseph L. Hooley
       Title: Executive Vice President